EXHIBIT (H)(4)
                                                                  --------------

                  AMENDMENTS TO ACCOUNTING SERVICING AGREEMENT

                            THE CATHOLIC FUNDS, INC.

              AMENDMENT TO THE FUND ACCOUNTING SERVICING AGREEMENT

     THIS AMENDMENT dated as of January 1, 2002 to the Fund Accounting Servicing Agreement dated as of April 30, 1999, by and between The Catholic Funds, Inc., a Maryland corporation and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company shall be as follows:

     Effective January 1, 2002, the name Firstar Mutual Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in this Agreement should be replaced with U.S. Bancorp Fund Services, LLC. Similarly, any references to Firstar Bank, N.A. should be replaced with U.S. Bank, N.A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE CATHOLIC FUNDS, INC.                U.S. BANK, N.A.

By:  /s/  Theodore F.  Zimmer           By:  /s/   [Illegible]
     --------------------------------        -----------------------------------

Amendment to the Fund Accounting Servicing Agreement

The Fund Accounting agreement dated April 30, 1999 between Catholic Financial Services Corporation and US Bancorp Fund Services, LLC is amended as follows based upon the dissolution of the three equity funds and the creation of The Catholic Equity Fund with three classes.

All other Provisions of the agreement remain in full force and effect

Please see attached Fee Schedule.

Dated this 7th day of November, 2002

CATHOLIC FINANCIAL SERVICES CORPORATION

By:  /s/  Allan G.  Lorge                    Title:  President
     -----------------------------------             ---------------------------

US BANCORP FUND SERVICES, LLC

By:  /s/  Joe D. Redwine                     Title:  President
     -----------------------------------             ---------------------------

                           FUND ACCOUNTING SERVICES
                              ANNUAL FEE SCHEDULE


Domestic Equity Funds*                  Multiple Classes
---------------------------             ----------------
$26,000 for the first $100 million      Each class is an additional 25% of the
1.25 basis point on the next            charge of the initial class
  $200 million
..75 basis point on the balance          Master/Feeder Fund
                                        ------------------
Base Fee increases to $30,000.00 on     Each master and feeder is charged
January 1, 2003 or when fund assets     according to the schedule.
reach $50 million; whichever occurs
first.                                  Multiple Manager Funds
                                        ----------------------
Domestic Balanced Funds*                Additional base fee:
-----------------------------             o  $15,000 per sub-advisor per fund
$33,000 for the first $100 million           (domestic equity balanced funds)
1.5 basis points on the next $200         o  $19,000 per sub-advisor per fund
million                                      (international, fixed income,
1 basis point on the balance                 short or derivative funds, money
                                             market funds)
Domestic Fixed Income Funds*
---------------------------------       Extraordinary services - quoted
Funds of Funds*                         ----------------------
--------------------                    separately
Short or Derivative Funds*
-------------------------------         Conversion Estimate -- one month's fee
Tax-exempt Money Market Funds*          -------------------
-----------------------------------     (if necessary)
$39,000 for the first $100 Million
2 basis points on the next $200 million NOTE - All-schedules subject to change depending upon the use of derivatives -
                                        options, futures, short sales, etc.
Taxable Money Market Funds*
--------------------------------        All, fees are billed monthly plus out-
$32,000 for the first $100 million      of-pocket expenses, including.  pricing
1 basis point on the next $200 million  service:
1/2 basis point on the balance
                                         $.15 Domestic and Canadian Equities
Base Fee increases to $39,000.00 on      $.15 Options
January 1, 2003 or when fund assets      $.50 Corp/Gov/Agency Bonds
reach $50 million; whichever occurs      $.80 CMOs
first.                                   $.50 International Equities and Bonds
                                         $.80 Municipal Bonds
International Income Funds*              $.80 Money Market Instruments
--------------------------------         $125 Per fund per month - Mutual Funds
$42,000 for the first $100 million
3 basis points on the next $200 million Corporate Action Services
1.5 basis points on the balance           $2.00 Per equity security
                                        Manual Security Pricing.
An additional 25% per class when fund     $125 per month - greater than 10/day
assets reach $50 million or as of       Factor Services (BondBuyer)
January 1, 2003; whichever occurs         Per CMO - $1.50/month
first.                                    Per Mortgage Backed - $0.25/month
                                          Minimum - $300/month

U.S. BANCORP FUND SERVICES, LLC
(CONFIDENTIAL - PRICING VALID FOR 45 DAYS)